                                                                   EXHIBIT 10.50

                           ASSET PURCHASE AGREEMENT
                           ------------------------

          THIS ASSET PURCHASE AGREEMENT (this "Agreement") is made and entered into as of August 7, 2000 by and between OVERHILL FARMS, INC., a Nevada corporation (herein called the "Purchaser") , and SSE MANUFACTURING, INC., a California corporation (herein called the "Seller").

                                   AGREEMENT

     NOW, THEREFORE, in consideration of the mutual promises and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Purchaser hereby agrees to purchase from Seller and Seller hereby agrees to sell to Purchaser, for the price, upon the terms and subject to the conditions hereinafter set forth (the "Transaction"), certain assets used by the Seller at its San Diego facilities in the conduct of its business of production of frozen food products and related products (herein called the "Business") being:

     (a) The production equipment and office equipment used in the conduct of the Business, including those described in Schedule "A" hereto (the "Equipment");

     (b) All of Seller's leasehold interest in that certain real property commonly known as 7666 Formula Place, San Diego, California (the "Leasehold Interest"); and

     (c) All of Seller's rights and interest in the Service Agreements (as defined in paragraph 2(c)(i)).

     Seller shall also cause Schwan's IP, LLC, a Minnesota limited liability company ("Schwan's IP"), an affiliate of Seller, to execute and deliver on the Date of Closing an Assignment of Trademark, in the form attached hereto as Schedule "P", assigning, transferring and conveying to Purchaser all right, title and interest to the intellectual property identified on Schedule "B" attached hereto (the "Marks"), including all goodwill associated with said intellectual property. The Marks consist of trademarks registered with the United States Patent and Trademark Office and applicable foreign trademark offices and proprietary trade secrets such as recipes, formulae and specifications for the products identified on Schedule "C" attached hereto (the "Products").

     The Equipment, Leasehold Interest, Inventory (as defined in paragraph 1(b)), Service Agreements and Marks are herein collectively sometimes called the "Assets". Any property not expressly included in the description of "Assets" shall be excluded therefrom and not be subject to this Transaction.

Price
-----

1. (a) Subject to paragraph 1 (b), the price of the Assets hereinbefore described shall be the sum of $4,200,000 (herein called the "Price") plus or minus any adjustments made pursuant to paragraph 5 hereof, payable as follows:

          (i) the sum of $3,300,000 (the "Cash") payable to the Seller via wire transfer to the Seller's designated bank account on the Date of Closing; and

          (ii) a promissory note (the "Note") in the amount of $900,000 bearing interest at the rate of 9% and containing the terms and conditions set forth in Schedule "E".

     (b) The Price shall not include raw materials and finished goods inventory located at the Seller's plant in San Diego on the Closing Date or owned by the Seller and located elsewhere on the Closing Date which is to be used exclusively in the conduct of the Business (the "Inventory"). On the Date of Closing (as defined below), the Purchaser agrees to acquire all these raw materials at the Seller's invoice cost, which shall be paid for by Purchaser as the raw materials are used; provided, however, the entire invoice cost of all raw materials shall be paid in full by Purchaser not later than ninety
          (90) days after the Closing Date (as defined below). The Seller represents and warrants that the raw materials are usable, as of the Closing Date, with the Purchaser's sole remedies, at Purchaser's option, being the replacement of any unusable raw materials or the non-payment for such unusable raw materials. The Purchaser will not acquire any finished goods inventory related to Home Service products. For all other finished goods inventory, within thirty (30) days after the Date of Closing (as defined below), the Purchaser will review and inspect that Inventory and remit payment for those finished goods that are in good and saleable condition at the current plant transfer price. There is no obligation on the Seller to have any minimum amount of the Inventory on hand on the Date of Closing or any at all.

     (c) The Seller will retain all right, title and interest to its accounts receivable arising out of the conduct of the Business prior to the Date of Closing.

     (d) Except for the liabilities and obligations expressly assumed by Purchaser in this Agreement and in any agreement or document attached as a Schedule hereto, Purchaser shall not assume, shall not take subject to and shall not be liable for, any liabilities or obligations of any kind or nature, whether absolute, contingent, accrued, known or unknown, of Seller (collectively, "Excluded Liabilities").


Employment Obligations and Service Agreements
---------------------------------------------

2.(a)(i) The Purchaser shall offer to employ all of the Seller's employees listed on Schedule "J" attached hereto on terms and conditions within the sole discretion of the Purchaser. Notwithstanding the foregoing, each employee who chooses to become employed by the Purchaser shall be offered employment with the Purchaser for no less than thirty (30) days, and shall not be terminated during said time frame unless "good cause" exists to so terminate. If prior to the Time of Closing (as defined below), an employee chooses not to become employed by Purchaser, all amounts owing to said employee, including accrued salary, vacation, and other benefits, if any, shall be paid by Seller. If an employee accepts employment with the Purchaser, then all amounts owing to said employee with respect to vacation benefits only, if any, accrued at any time prior to and after the Time of Closing, shall be paid by the Purchaser; provided that, if such employee voluntarily terminates his or her employment within thirty (30) days after the Date of Closing, Seller will pay fifty percent (50%) of such employee's accrued vacation benefits, if any, accrued prior to the Time of Closing, and Purchaser will pay all other amounts of accrued vacation benefits to such employee. Schedule J attached hereto, sets forth the accrued and unused vacation benefits for all hourly and salaried employees, as of the Date of Closing. Except for the obligations of Purchaser under this paragraph 2(a)(i) and paragraph 2(a)(iii), Seller shall be liable and responsible for any claims, losses, payments, demands or obligations whatsoever arising from the employment of Seller's employees prior to the Time of Closing, including, without limitation, any and all accrued benefits other than vacation benefits as provided above and other than the employee benefits expenses as set forth on the Statement of Adjustments attached as Schedule "M" hereto.

    (ii) The Seller makes no representation as to whether any of the employees of the Seller will choose to accept employment with the Purchaser and there shall be no restriction on any shareholder of or party related to the Seller hiring any of the former employees of the Seller who may choose to accept employment with Seller; provided, however, that Seller will refrain from soliciting any former employee for a period of one (1) year after the Time of Closing;

    (iii) The Purchaser shall and hereby does indemnify and save the Seller harmless from and against (1) any and all claims, damages, liabilities, demands, costs and attorney's fees resulting from any failure by the

          Purchaser to comply with its obligations under Section 2 (a)(i) to pay the employees any and all sums due and owing for accrued vacation at the Time of Closing and thereafter, as set forth herein, and (2) any and all notice requirements, and any other obligation under or violation of the notice requirements, and any other obligation under or violation of the Worker Adjustment and Retraining Notification Act
          (WARN), 29 USC Section 2101 et seq., the Department of Labor regulations promulgated thereunder, 20 CFR Section 639.1 et seq., and any other similar federal or state laws, rules and regulations, resulting from, arising out of or in connection with the consummation of the Transaction, whether arising prior to or after the Date of Closing.

  (b) The Seller shall indemnify and save the Purchaser harmless from and against any and all claims, damages, liabilities, demands, costs and attorneys' fees resulting from, arising out of, or in connection with the Seller's failure to comply with its obligations under Section 2(a) and any and all of its employee-related obligations, including, without limitation, any and all applicable federal, state and local employment and workers' compensation laws and regulations, and any and all employee benefit plans, employment or severance agreements, and other similar arrangements, relating to violations or events occurring during the period prior to the Time of Closing.

  (c) (i) The Seller shall assign the service agreements set forth on Schedule "F" hereto (the "Service Agreements") and the Purchaser shall assume the Seller's obligations under the Service Agreements from and after the Date of Closing, but only to the extent such obligations remain unsatisfied and are required to be fulfilled.

     (ii) The Purchaser shall indemnify and save the Seller harmless against any and all liabilities, claims and demands resulting from any failure by the Purchaser to comply with its contractual obligations under the Service Agreements assigned to it. The Purchaser shall pay any assignment or transfer fees payable in respect of the assignment of the Service Agreements and the Purchaser shall obtain, with the reasonable cooperation of Seller, any consents necessary to allow such assignment.

Allocation of Price
-------------------

3. The Assets shall be classified and the Price payable pursuant to paragraphs 1(a) and (b) shall be allocated amongst and paid for the Assets of each class as may be determined by the parties using their best efforts on or before the Date of Closing, but in no event later than ninety (90) days after the Date of Closing. The allocation agreed to by the parties shall be binding for purposes of federal, state and local taxes.

Closing Date and Seller Deliveries
----------------------------------

4. This transaction shall be completed at the offices of the Seller's attorneys at 221 N. Figueroa Street, in Los Angeles, California (or at such other place as Seller and Purchaser may agree) on August 7, 2000 (which date or earlier or later date as may be mutually agreed upon being herein called the "Date of Closing" or "Closing Date") at 10:00 a.m. (which time or earlier or later time as may be mutually agreed upon being herein called the "Time of Closing"), but effective as of 12:01 a.m. on that date, by the Purchaser delivering the Cash, the executed Note as aforesaid, plus or minus the adjustments agreed upon in Schedule "M", and the documents referred to in paragraph 12 to the Seller's attorneys in exchange for possession of the Assets, or any undertaking from the Seller to discharge any encumbrances affecting the Assets, except as herein provided, and such other documents to be delivered to the Purchaser's attorneys as they may reasonably request, including, without limitation:

  (a) a Bill of Sale with respect to the Assets (in the form attached as Schedule "L" hereto) and any consents or other documents required pursuant to the assignment of the Service Agreements;

  (b) a Statement of Adjustments prepared by the Seller for the purposes of paragraph 5 hereof (in the form attached as Schedule "M" hereto);

  (c) Resolutions of the Seller, duly adopted by its Board of Directors approving this Transaction and this Agreement, and authorizing the sale of the Assets to the Purchaser (in the form attached as Schedule "N" hereto);

  (d) a Certificate of an authorized officer of the Seller confirming that the representations and warranties of the Seller herein set forth remain true and correct on the Date of Closing (in the form attached as Schedule "O" hereto); and

  (e)   Assignment of Trademarks as identified in Schedule B; and

  (f) Assumption and Assignment of Lease (in the form of Schedule "K" attached hereto) (the "Assignment of Lease") relating to the Leasehold Interest.

Adjustments
-----------

5. Real property taxes (including local improvement levies), business taxes, rents and common area maintenance charges under leases assumed by the Purchaser, and gas, water, hydro and sewage rates and charges, prepaid expenses, deposits to utilities and other accrued liabilities in the total amount of $246,868.96, as set forth in the Statement of Adjustments attached as Schedule "M" hereto, shall be paid by Purchaser in cash to Seller on the Date of Closing.

Real Property Leases
--------------------

6. Seller is currently the tenant under three leases (collectively the "Real Property Leases," copies of which are included in Schedule "D" attached hereto) with respect to the following properties (collectively, the "Real Properties" and individually, a "Real Property"): (i) the Entree Production Facility, located at 9090 Kenamar Drive, San Diego, California (ii) the Pasta Production Facility, located at 7666 Formula Place, San Diego, California and (iii) the Administrative Office Building, located at 7696 Formula Place, San Diego, California. With respect to the 7666 Formula Place Property, Seller is assigning to Purchaser the Leasehold Interest pursuant to the Assignment of Lease. The Purchaser may enter into new leases with respect to the 7696 Formula Place and the 9090 Kenamar Drive Real Properties. The Seller makes no representations or warranties that the rents and additional rents charged to the Purchaser shall be the same as is payable under the existing Real Property Leases. With respect to all three of the Real Property Leases referred to in Schedule "D" hereto, the Purchaser hereby assumes (a) any and all obligations under the Real Property Leases, whenever arising, relating to premises repair and restoration only, (b) only those obligations of Seller as tenant with respect to rent, common area maintenance charges, taxes and utilities as set forth on Schedule "M" hereto, and (c) any and all obligations and liabilities whatsoever relating to, arising out of, or in connection with the Real Properties, arising from and after the Time of Closing, except as expressly provided as to environmental matters in paragraph 8(o) below. The Purchaser also agrees not to obligate the Seller in any manner through its lease negotiations and arrangements with the landlords of the new leases with respect to the Real Properties. The Purchaser hereby indemnifies, defends, and holds the Seller harmless from any and all obligations and liabilities assumed and agreed to by Purchaser pursuant to this paragraph 6. Any deposits under any of the Real Property Leases not paid to Seller by Purchaser at Closing will be returned to the Seller; any of such deposits in excess of the amounts due to Seller are hereby assigned to Purchaser.

Failure of Representations and Warranties
-----------------------------------------

7. The obligation of the Purchaser to complete the Transaction shall be subject to performance of the covenants and the accuracy, in all material respects, of the representations and warranties contained in paragraph 8 hereof. If the foregoing condition shall not be met on or before the Date of Closing or shall not be waived by the Purchaser, the Purchaser may terminate this Agreement by notice to the Seller and, in such latter event, the Purchaser shall be released from all obligations under or in connection with this Agreement and the amount of any and all monies paid by the Purchaser thereunder shall be returned to the Purchaser. Any waiver of the foregoing condition shall not relieve the Seller of any obligation with respect to the accuracy of its representations and warranties set forth herein nor diminish the Purchaser's rights pursuant to paragraph 11.

Seller Covenants, Representations and Warranties
------------------------------------------------

8.  The Seller hereby covenants, represents and warrants as follows:

     (a) that the Seller is a corporation duly incorporated, existing and in good standing under the laws of its jurisdiction of incorporation and has power, authority and capacity to enter into and consummate this Agreement and to carry out the Transaction, and neither the execution and delivery of this Agreement not the consummation by Seller of the transactions contemplated hereby will violate or conflict with, or constitute a default under any term or provision of the Articles of Incorporation or By-Laws of Seller or of any contract, commitment, understanding, arrangement, agreement to which Seller is a party or by which Seller or any of its assets or properties may be bound or affected;

     (b) that the Seller has and will at the Date of Closing have good and marketable title to the Assets, except the Marks, free and clear of all liens, security interests, charges, encumbrances and registrations, except for: (i) security interests, to be paid out and discharged on the Date of Closing using part of the Price upon conditions acceptable to the Purchaser, acting reasonably; and (ii) those liens, charges and encumbrances set forth in Schedule "G" which the Purchaser shall assume ("Permitted Encumbrances").

     (c) that there is not and there will not on the Date of Closing be any claim, litigation or other proceedings pending or threatened with respect to the Assets or the use thereof by the Seller or which could materially and adversely affect the right of the Purchaser to use or own the Assets;

     (d) the internally generated financial information of Seller that Seller has provided to the Purchaser accurately and fairly represents the financial condition of the Assets and Inventory;

     (e) that the transfers, conveyances, bills of sale, assurances, assignments, consents and certificates to be delivered by the Seller on the Date of Closing will be sufficient in themselves, subject to the Purchaser complying with conditions or obligations therein set forth to be fulfilled by all purchasers at law, in general, to vest legal and beneficial ownership to the Assets in the Purchaser, free and clear of all liens, charges, security interests, encumbrances and registrations except as herein provided;

     (f) the Seller is, and on the Date of Closing will be, in good standing under each of the Service Agreements without any default thereunder on its part and, to its knowledge, without default by any other party to the Service Agreements;

     (g) there are not outstanding work orders, deficiency notices, non-compliance orders or similar processes or notices issued by any government agency or tribunal, including, without limitation, OSHA and the USDA, affecting any of the Equipment, Inventory, processes, formulae or any of the Real Property Leases nor, to the knowledge of the Seller, are any investigations or proceedings, including work place safety and environmental agency investigations, including, without limitation, by OSHA or the USDA, under way or being carried out by any government agency or tribunal with respect to any of the Equipment, Inventory or any of Real Property Leases;

     (h) that the Seller has paid all taxes and source deductions with respect to the Assets and the Business which were due and payable prior to the Time of Closing, and there are no current property tax liens against the Assets, however, the Purchaser acknowledges and agrees that the Seller has not requested any tax clearance certificates with respect to the Business or the Assets from any taxing authority including with respect to Franchise Tax or the Sales Tax;

     (i) that the Seller holds all licenses, permits, consents, franchises and certificates necessary in order to carry on the Business as it is currently being conducted utilizing the Assets and, to the extent any of the foregoing are transferable, the Seller will transfer such licenses, permits, consents, franchises and certificates, at the Purchaser's cost, on the Date of Closing or as soon as reasonably possible thereafter and, with respect to any such licenses, permits, consents, franchises and certificates which are not transferable, the Seller will provide the Purchaser with reasonable assistance, before and after the Date of Closing, in connection with obtaining same, provided the Purchaser shall reimburse promptly the Seller for any reasonable out-of-pocket costs or expenses incurred by the Seller in providing such assistance (other than the actual cost of such license or permit);

     (j) there are no expropriation proceedings in effect with respect to any of the Assets, nor has the Seller received any notice of any intended expropriation proceeding;

     (k) there are no licenses, permits, consents, approvals, certificates, registrations or authorizations required from third parties in order for the Seller to complete its obligations under this Agreement pursuant to the transaction which have not been, or will not be, obtained by the Seller, except compliance pursuant to any applicable bulk sales legislation and with respect to any consent of any landlord, if required;

     (l) that each of the Real Property Leases is a good valid and subsisting lease and that any rent payable under any Real Property Leases by the Seller has been, and will be, duly paid to the Date of Closing and the terms and conditions therein contained on the part of the Seller will have been duly observed and performed by the Seller to the Date of Closing, subject to the termination and holdover provisions of such Real Property Leases, whose lease terms expire June 30, 2000;

     (m) Not later than thirty (30) days after the Closing Date, Seller will transfer and deliver to Purchaser all repair and service agreements, and all maintenance agreements and history of repairs relating to the Equipment included in the Assets;

     (n) Schwan's IP has good and marketable title to the Marks, free and clear of all liens, claims and encumbrances, neither Seller nor Schwan's IP is aware of any actual or threatened adverse claims made by any third party concerning the Marks since the date the Seller or Schwan's IP owned such Marks, whichever date is earlier, to the Date of Closing, and Seller and/or Schwan's IP has not licensed any of the Marks to any third party; and

     (o) Seller and the Business are and have at all times during which Seller has been in possession and control of the Real Properties been in compliance in all material respects with all environmental and safety Laws (the "Environmental Laws") related to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling, release, emission or discharge of any pollutant, contaminant, hazardous substance or hazardous waste. During the period of time relating to Seller's possession and control of the Real Properties, and, to the knowledge of Seller prior to that time, there are no conditions, activities, actions or plans which may prevent compliance with any of the Environmental Laws, and Seller has not received any notice, of otherwise formally been advised, of any violations of Environmental Laws applicable to the Business, the Real Properties or the Assets, and Seller knows of no basis for the allegation of any such violation. For purposes of this Agreement, the terms "disposal," "release," "hazardous substance," and "hazardous waste" shall have the definitions assigned to them under federal, state and local Laws applicable to Seller, including, without limitation, the Federal Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. Section 9601 et seq., as amended, and any regulations promulgated thereunder.

     (p) Seller represents and warrants that at the Time of Closing there are no employment agreements, written or (to the knowledge of Seller) oral, existing between Seller and any employee of Seller, other than the employment agreement of Craig Dixon, as to which Seller will hold the

         Purchaser harmless from any and all obligations thereunder, other than as set forth in paragraph 2(a)(i) hereof and in Schedule "M" hereto with respect to severance.

               All of the foregoing representations and warranties shall survive the Date of Closing and shall continue and remain in full force and effect for the benefit of the Purchaser for a period of one (1) year after the Date of Closing.

Purchaser's Conditions
----------------------

9. Notwithstanding anything herein contained, the Purchaser's obligations hereunder shall be conditional upon the performance of or compliance with the following terms and conditions to be fulfilled or performed on or before August 10, 2000:

     (a) the Purchaser shall receive possession of the Assets and all of the documents and evidence as referred to in paragraph 4, including the License Agreement duly executed by the Seller and the Assignment of Lease, duly executed by the Seller and the Landlord (as defined in the Assignment of Lease); provided, however, that Purchaser will continue to use commercially reasonable efforts to obtain from the Landlord a release of Seller from any and all obligations and liabilities with respect to the 7666 Formula Place Property, including, without limitation, for repair and restoration;

     (b) that no material adverse damage, depletion, loss, depreciation or other deterioration of any nature or kind to any of the Equipment shall have occurred from the date of this Agreement until the Date of Closing other than in the ordinary normal course of business;

     (c) that the Seller will enter simultaneously into a Co-Pack Agreement with the Purchaser (the "Co-Pack Agreement") in the form attached hereto as Schedule "H";

     (d) the Purchaser shall receive consent from its secured lenders to enter into the transactions contemplated by the Agreement;

     (e) the Purchaser shall have entered into new leases with respect to the 7696 Formula Place and the 9090 Kenamar Drive Real Properties; and

     (f) the Environmental Report with respect to the Real Properties shall have been approved in substance by Purchaser.

     In case any of the said terms or conditions shall not be performed or complied with in whole or in part on or before August 10, 2000, or such other time as provided herein, the Purchaser may, at its option and without liability of any nature or kind whatsoever, rescind this Agreement by notice to the Seller and the Purchaser shall be fully released of all obligations of any nature or kind hereunder. Alternatively, at the Purchaser's option, the Purchaser may elect to close the Transaction without prejudice to its right, which the Seller hereby grants the Purchaser, to specific performance hereof and of each and every term and condition hereof by the Seller and also to any damages from the Seller for any loss suffered or to be suffered by the Purchaser by virtue of any misrepresentation or inaccuracy of any of the Seller's representations and warranties.

Insurance and Risk of Loss
--------------------------

10. The Seller covenants that it shall, up to the Date of Closing, maintain all of its currently existing insurance policies covering the Assets. Notwithstanding anything herein contained, all risk of loss, damage or destruction of or to the Assets or any of them by fire or by any other cause or hazard shall remain with the Seller up to the Date of Closing and in the event of any such loss, damage or destruction prior to the Date of Closing the Price shall be reduced by the value of the Assets so lost, damaged or destroyed as appraised for the purpose of the Seller's claim under its policies or policy and the Transaction shall otherwise be completed in accordance with the provisions of this Agreement; provided that if such loss, damage or destruction shall be substantial in the context of the value of the Transaction, i.e. in excess of
                                                            ----
$1,000,000, then either the Seller or the Purchaser, at its option, at any time before the Date of Closing, may terminate such agreement by notice to the other party and, in such event, the parties shall be released from all obligations under or in connection with this Agreement and the amount of any and all monies paid by the Purchaser thereunder shall be returned to the Purchaser.

Seller Indemnity
----------------

11. Subject to subparagraph 11(c) below, the Seller will indemnify and save the Purchaser harmless from and against the following:

     (a) any and all liabilities, claims and demands, losses, judgments, damages, or any other obligations whatsoever in connection with the Assets arising or occurring prior to the Date of Closing, other than matters adjusted pursuant to Schedule "M" hereof, or as otherwise expressly set forth in this Agreement, including the Schedules and Exhibits attached hereto; and

     (b) any and all liabilities, claims and demands, losses, judgments, damages, or any other obligations whatsoever, arising out of, resulting from or due to (i) any inaccuracy in or breach or nonperformance of any the Seller's representations, warranties, covenants or agreements set forth in this Agreement, including any agreements, instruments or other documents attached as Schedules and Exhibits hereto and (ii) any third party claims arising from Purchaser's bulk sales notices; provided that, as to any third party claims arising from Purchaser's bulk sales notices, Purchaser shall give Seller written notice of such claim and Seller shall have thirty (30) days from Seller's receipt of such notice to pay such claim or to assume and provide for the defense against such third party claim (at Seller's sole cost and expense).

     (c) Notwithstanding anything contained herein or elsewhere to the contrary,

          (i) except as herein expressly set forth, the Purchaser's sole recourse with respect to any misrepresentation, breach of warranty or non-fulfillment of covenants concerning the Equipment or Marks shall be to return such particular piece of Equipment or Mark to the Seller with in one (1) year of the Date of Closing (or provide written notice within such one (1) year period and return the piece of Equipment or Mark as soon as practicable thereafter) or such earlier date as may be herein set forth, in return for a credit against the principal balance owing under the Note; provided, however, that in the event of such a misrepresentation, breach of warranty or non-fulfillment of covenants concerning any Mark that results in a third party claim, Seller will also indemnify Purchaser therefor so long as purchaser has immediately notified Seller of such claim and has immediately discontinued the use of such Mark and has not incurred any unreasonable expenses in connection therewith). The Purchaser shall provide the Seller with thirty (30) days written notice prior to so reconvening any such piece of Equipment or Mark and at the time of such notice shall provide two estimates of value of such piece of Equipment or Mark to be conveyed. Any dispute to fair market value shall be resolved by arbitration. Any arbitration decision shall be final and binding upon the Seller and Purchaser;

         (ii) the Seller shall indemnify the Purchaser against the payment of any amount payable to third parties to discharge liens, charges or encumbrances affecting the Assets in breach of the representations in paragraph 8 (b).

         (iii) The indemnity pursuant to this paragraph 11 shall continue and remain in effect for one (1) year from the Date of Closing unless otherwise expressed herein to be limited to a shorter period of time. The basis of this transaction is a sale of assets in "as is" condition, except as to the representations and warranties of Seller expressly set forth herein, and notwithstanding anything herein to the contrary, the Seller's liability pursuant to the foregoing indemnity and pursuant to this Agreement shall be as expressly herein before set forth and in no event shall the Seller be liable for any loss of profits or business, indirect or consequential damages.

Purchaser's Deliveries on Closing:
----------------------------------

12.  On the Date of Closing the Purchaser shall deliver to the Seller:

     (a)  the amount of $3,300,000 via wire transfer;

     (b)  the Note,duly executed by the Purchaser;

     (c) a certificate of an authorized officer of the Purchaser confirming the representations and warranties of the Purchaser herein remain true and correct on the Date of Closing; and

     (d) the Co-Pack Agreement, in form and content attached hereto as Schedule "H" duly executed by the Purchaser; the License Agreement, in form and content attached hereto as Schedule "I", duly executed by the Purchaser.

Purchaser's Covenants, Representations and Warranties
-----------------------------------------------------

13.  The Purchaser expressly covenants, represents and warrants that:

     (a) it has the full power, authority, right and capacity to enter into and execute this Agreement, to complete the Transaction and to duly observe and perform all its covenants and obligations as herein set forth;

     (b) the Purchaser shall remove, by no later than thirty (30) days after the Closing Date, from all of the Equipment and the property subject to the Real Property Leases any markings, identification or other indications of the word "Schwan's" and any other trademark or trade name used by the Seller in the conduct of the Business (other than the Marks transferred hereby as part of the Assets);

     (c) the Purchaser shall execute a USDA/FSIS Form 5200-2 which informs the USDA of ownership change related to the grant of plant inspection;

     (d) the Purchaser shall maintain HACCP, SSOP, and other required retained records in accordance with applicable regulations. If the Purchaser establishes its own HACCP program, then it shall return to the Seller all such records maintained by the Seller prior to the Date of Closing; and

     (e) Purchaser shall comply with any applicable Bulk Sales notice requirements by no later than thirty (30) days after the Closing Date.

     All the foregoing representations and warranties shall survive the Date of Closing and shall continue and remain in full force and effect for the benefit of the Seller after the Date of Closing for a period of one (1) year and shall not be merged in any document delivered by the Purchaser under this Agreement. The Purchaser shall indemnify and save the Seller harmless against any and all liabilities, claims and demands resulting from any breach of any representation or warranty by the Purchaser contained in this Agreement.

Seller's Conditions
-------------------

14. Notwithstanding anything herein contained, the Seller's obligations hereunder shall be conditional upon the performance or compliance with the following terms and conditions to be fulfilled and performed at or prior to the Time of Closing:

     (a) that the Purchaser's representations and warranties contained herein remain true and correct as at the Date of Closing;

     (b) that the Seller receive from the Purchaser by the day before the Date of Closing, the Purchaser's financial statements for the Purchaser's most recently completed fiscal year prepared in accordance with generally accepted accounting principles and internally prepared year-to-date monthly financial statements for the most recently completed fiscal quarter;

     (c)  that the Seller receive the Cash on the Date of Closing;

     (d)  that the Seller receive the Note on the Date of Closing; and

     (e) that the Seller receive each of the documents to be delivered by or on behalf of the Purchaser pursuant to this Agreement, all of which shall be duly executed by the party or parties thereto other than the Seller.

     In case any of the said terms and conditions shall not be performed or complied with in whole or in part at or before the Time of Closing, or such other time as provided herein, the Seller may, at its option, without liability of any nature or kind whatsoever, rescind this Agreement by notice to the Purchaser and the Purchaser shall be fully released of all obligations of any nature or kind hereunder or, alternatively, at the Seller's option, the Seller may elect to close the Transaction without prejudice to its right, which the Purchaser hereby grants to the Seller, to specific performance hereof and of each and every term and condition hereof by the Purchaser and also to any damages from the Purchaser for any loss suffered or to be suffered by the Seller by virtue of any misrepresentation or inaccuracy of the Purchaser's representations and warranties.

Purchaser's Indemnity
---------------------

15. In addition to Purchaser's other indemnifications specifically set forth in this Agreement, which shall be defined to include the Schedules and Exhibits attached hereto, the Purchaser does hereby indemnify and save the Seller harmless from and against the following:

     (a) any and all liabilities, claims and demands, losses, judgments, damages, or any other obligations whatsoever, arising out of, resulting from or due to any inaccuracy in or breach or nonperformance of any of Purchaser's representations, warranties, covenants or agreements set forth in this Agreement; and

     (b) any and all liabilities, claims and demands whatsoever in connection with the conduct of the Business and the operation of the Assets after the Date of Closing not otherwise conflicting with the terms of this Agreement.

Confidentiality
---------------

16. Unless and until the transaction contemplated herein is consummated, the parties covenant and agree that, except as otherwise mutually authorized or as required by applicable laws, judicial or legal process or regulations, neither party nor its representatives, agents or employees will disclose to third parties, directly or indirectly, any confidential information or confidential data relating to the non-disclosing party or the transaction discovered by the disclosing party or its representatives as a result of the non-disclosing party's making available to the disclosing party and its representatives the information requested by them in connection with the transaction.

Miscellaneous
-------------

17. Upon execution and delivery of this Agreement by the parties hereto, this Agreement shall constitute and be considered a binding and enforceable Agreement between the parties.

18. Any notice, demand, acceptance, request, election or waiver required or permitted to be given under this Agreement shall be in writing and shall be deemed to be sufficiently given if personally delivered to an officer of the party to whom the same is given or, if mailed in a post box or office by registered mail, postage prepaid, or if sent by facsimile and addressed to the party to whom the same is given as follows:

     (a)  In the case of the Purchaser:

        To:  Overhill Farms, Inc.

             James Rudis

             P.O. Box 6017

             Inglewood, California 90312-6017

             Facsimile No.  (310) 641-0461

             With a copy to:           Ross Arbiter, Esq.

             Freeman, Freeman & Smiley

               3415 Sepulveda Blvd.
               Penthouse
               Los Angeles, CA  90034
               Telephone:  (310)-255-6100
               Facsimile:  (310)-391-4042


     (b)     In the case of the Seller:

     To:       c/o Bill McCormack
               SSE Manufacturing, Inc.
               115 West College Drive
               Marshall, Minnesota 56258
               Facsimile No.:  (507)-537-8259


copy to:     Schwan's Sales Enterprises, Inc.
               115 West College Drive
               Marshall, Minnesota 56258
               Attention:  Brian R, Sattler, Esq.
               Facsimile No.:  (507) 537-8182

      and to:  Eric C. Castro, Esq.
               Lewis, D'Amato, Brisbois & Bisgaard LLP
               221 North Figueroa Street, Suite 1200
               Los Angeles, California 90012
               Facsimile No.:  (213) 680-5112

     Any such notice, demand, acceptance, request, election or waiver sent facsimile shall be deemed to have been given on the date of transmission and if sent by mail as aforesaid shall be deemed to have been given on the second business day following that of the date of mailing. Provided that, should there be at the time of mailing or occur between the time of mailing and the time of deemed receipt, a postal strike, slowdown or other labor dispute which might adversely effect delivery of registered mail, then such notice shall only be effective if actually delivered or sent by facsimile.

19.  Time shall be of the essence of this Agreement.

20. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

21. All dollar amounts referred to herein and all amounts payable hereunder are in U.S. funds.

22. The Purchaser shall be liable for and shall pay all sales taxes, goods and services tax, registration fees and transfer fees and taxes payable in connection with the sale and transfer of the Assets by the Seller to the Purchaser. The Seller shall not be liable to pay any of the foregoing taxes, charges and fees which the Purchaser failed to pay or was exempt from paying prior to the Date of Closing.

23. This Agreement shall be governed by and construed in accordance with the laws of the State of California, without regard to principles of conflicts of laws. The State of California shall be the forum for the resolution of any disputes hereunder.

24. This Agreement, together with the Schedules and exhibits attached hereto, shall represent the entire agreement between the parties with respect to the matters herein and supersede any previous agreement made between the Purchaser and the Seller pertaining to the purchase and sale of the Assets. This Agreement shall not be amended except by written agreement signed by all parties hereto.

25. The Purchaser shall be entitled to (a) assign its rights and obligations hereunder to a corporation incorporated by the Purchaser (as consented to by Seller, such consent not to be unreasonably withheld) provided that any such assignment shall not relieve the Purchaser of its obligations hereunder and any reference in this Agreement to the "Purchaser" shall include the Purchaser as herein described and any such assignee, and (b)(i) collaterally assign and transfer all of its rights, remedies, and other interests under this Agreement to its secured lenders as additional security for the repayment of its obligations to each such lender, provided, however, that as to the License Agreement (Schedule "I") and the Co-Pack Agreement (Schedule "H"), Purchaser shall be entitled to collaterally assign only its right to receive proceeds under such License Agreement and Co-Pack Agreement; and (ii) irrevocably authorize and empower each such lender or its agents in accordance with the loan documents between the Purchaser and such lender, to assert either directly or on behalf of the Purchaser any claims the Purchaser may, from time to time, have with respect to this Agreement or with respect to any and all payments due to the Purchaser under or pursuant to this Agreement as such lender may deem proper.

26. The Seller shall be entitled to assign its right hereunder without the consent of the Purchaser, and to delegate its obligations hereunder, so long as
(a) the delegee agrees to be bound by this Agreement, (b) such delegee has the financial capacity and ability to fulfill and comply with such obligations, and
(c) Seller remains bound by this Agreement.

27. Except as otherwise provided herein, each of the parties shall bear its own expenses and the expenses of its counsel and other agents in connection with the transactions contemplated hereby.

28. From time to time, the parties hereto shall execute and deliver such documents and take such other action as the other party may reasonably request in order to consummate more effectively the transactions contemplated hereby.



     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement, intending legally to be bound hereby, as of the date first above written.



                              OVERHILL FARMS INC., a Nevada Corporation

                              By: _____________________
                                  President



                              SSE MANUFACTURING, INC., a California Corporation

                              By: _____________________
                                  CFO